Exhibit 99.3

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., ET, on January 6, 2011 (5:00 p.m., ET, on January 4, 2011 in the case of Common Shares credited to Retirement Savings Plan accounts).

Vote by Internet • Log on to the Internet and go to www.investorvote.com/RBN • Follow the steps outlined on the secured website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain	+

1.	Proposal to approve the issuance of Robbins & Myers Common Shares, without par value, in connection with the merger (the “merger”) contemplated by the Agreement and Plan of Merger, dated as of October 6, 2010 (the “Merger Agreement”), by and among Robbins & Myers, Inc, T-3 Energy Services, Inc. (“T-3”), Triple Merger I, Inc. and Triple Merger II, Inc., wholly owned subsidiaries of Robbins & Myers, and to approve the merger and other transactions contemplated by the Merger Agreement, as it may be amended from time to time.	☐	☐	☐

2.	Proposal to approve an adjournment of the Robbins & Myers Special Meeting (if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes for the approval of the Proposal 1).	☐	☐	☐

IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

B Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Shareholders should date this proxy and sign here exactly as name appears herein. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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019AQD

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL SHAREHOLDER MEETING TO BE HELD ON JANUARY 7, 2011:
The Joint Proxy Statement/Prospectus is available at https://materials.proxyvote.com/770196.
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — ROBBINS & MYERS, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON JANUARY 7, 2011
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
51 Plum Street, Suite 260
Dayton, Ohio 45440
The undersigned holder(s) of Common Shares of ROBBINS & MYERS, INC., an Ohio corporation (the “Company”), hereby appoints Thomas P. Loftis, Andrew G. Lampereur, Dale L. Medford and Albert J. Neupauer, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on Friday, January 7, 2011, and at any adjournment thereof, as indicated on the reverse.
IMPORTANT NOTICE TO PARTICIPANTS IN THE RETIREMENT SAVINGS PLAN
The undersigned, a participant in the Robbins & Myers, Inc. Retirement Savings Plan, hereby directs The Charles Schwab Trust Company as Trustee to vote in person or by proxy all Common Shares of Robbins & Myers, Inc. credited to the undersigned’s account(s) under the Plan on the record date at the Special Meeting of Shareholders of the Company to be held on Friday, January 7, 2011, and at any adjournment thereof, as indicated on the reverse.
Receipt is acknowledged of Notice of the above meeting and the Joint Proxy Statement/Prospectus relating thereto.
When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR Proposals 1 and 2.
PLEASE SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.